Exhibit 99.1

Third Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE

This THIRD SUPPLEMENTAL INDENTURE, dated as of October 31, 2003 (the “Third Supplemental Indenture”), is made and entered into by and between American Restaurant Group, Inc., a Delaware corporation (the “Company”), the Guarantors signatory hereto, The Bank of New York (as successor in interest to U.S. Trust Company, National Association, as trustee (the “Trustee”) under an Indenture, dated as of February 25, 1998, between the Company, the Guarantors named therein, and the Trustee, as amended by the First Supplemental Indenture, dated as of June 26, 2000, and by the Second Supplemental Indenture, dated as of October 31, 2001 (the “Indenture”).  All capitalized terms used in this Third Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein, except to the extent such terms are otherwise defined in this Third Supplemental Indenture or the context clearly requires otherwise.

RECITALS

WHEREAS, Section 9.1 of the Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to cure any ambiguity, defect or inconsistency;

WHEREAS, the Company desires to amend the Indenture to cure a defect in the definition of  “Asset Sale” in the Indenture;

WHEREAS, the Board of Directors of the Company has approved the matters set forth in this Third Supplemental Indenture; and

WHEREAS the Company and the Trustee are executing and delivering this Third Supplemental Indenture in order to provide therefor.

NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, it is mutually agreed, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE ONE
AMENDMENT TO INDENTURE

Section 1.1                                      Definitions.  The following definition is hereby amended and restated in its entirety:

“Asset Sale” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares), property or other assets, including by way of a sale/leaseback transaction (each referred to for the purposes of this definition as a “disposition”), by the Company or any of its  Restricted Subsidiaries (including any disposition by means of merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Wholly

Owned Subsidiary, (ii) a disposition of property or assets in the ordinary course of business, (iii) dispositions of inventory in the ordinary course of business, (iv) for purposes of the “Limitation on Asset Sales” covenant only, a disposition that constitutes a Restricted Payment permitted by Section 4.7 hereof, (v) the sale, lease, transfer or other disposition of all or substantially all the assets of the Company as permitted under Section 5.1 hereof, (vi) the grant of Liens permitted by Section 4.12 hereof and (vii) sales of obsolete or worn-out equipment.

ARTICLE TWO
GENERAL PROVISIONS

Section 2.1.  Effectiveness of Amendment.  This Third Supplemental Indenture is effective as of the date first written above.

Section 2.2.                                   Ratification of Indenture.  The Indenture is in all respects acknowledged, ratified and confirmed, and shall continue in full force and effect in accordance with the terms thereof and as supplemented by this Third Supplemental Indenture.  All provisions of this Third Supplemental Indenture shall be deemed to be incorporated in, and made a part of the Indenture, and the Indenture, as supplemented and amended by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

Section 2.3.                                   Effect of Headings.  The Article and Section headings in this Third Supplemental Indenture are for convenience only and shall not affect the construction of this Third Supplemental Indenture.

Section 2.4.                                   Governing Law.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 2.5.                                   Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute the same instrument. Delivery of an executed counterpart of a signature page of this Third Supplemental Indenture by facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Third Supplemental Indenture.

Section 2.6.                                   Trustee.    The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.  The recitals and statements herein are deemed to be statements of the Company and the Guarantors and not of the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year first above written.

AMERICAN RESTAURANT GROUP, INC., a Delaware corporation

By:
	Name:	Ralph S. Roberts
	Title:	President and Chief Executive Officer

Attest:

Name:
Title:

THE BANK OF NEW YORK, as Trustee

By:
Name:
Title:

GUARANTORS

ARG ENTERPRISES, INC., a California corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer

ARG PROPERTY MANAGEMENT
CORPORATION, a California corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer

ARG TERRA, INC., a Delaware corporation

By:
Name:	Ralph S. Roberts
Title:	President and Chief Executive Officer